Exhibit 10.10

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) is dated and effective as of January 16, 2018 (the “Fourth Amendment Effective Date”) by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (“Administrative Agent”), the Lenders party hereto, PATRICK INDUSTRIES, INC., an Indiana corporation (“Borrower”), and ADORN HOLDINGS, INC., a Delaware corporation (“Guarantor”).

Recitals

A. Borrower, Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of April 28, 2015, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof (as amended to date, the “Credit Agreement”).

B. Borrower has requested that the Lenders and the Administrative Agent amend and modify the Credit Agreement to, among other things, allow for the issuance of certain convertible notes by Borrower.

C. Subject to the terms and conditions stated in this Fourth Amendment, the parties are willing to modify and amend the Credit Agreement, as provided in this Fourth Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, Administrative Agent, the Lenders, Borrower and Guarantor agree as follows:

1. Definitions. Except as otherwise expressly stated in this Fourth Amendment, all terms used in the Recitals and in this Fourth Amendment that are defined in the Credit Agreement, and that are not otherwise defined herein, shall have the same meanings in this Fourth Amendment as are ascribed to them in the Credit Agreement.

2. Amendments to Credit Agreement. The following amendments are made to the Credit Agreement effective as of the Fourth Amendment Effective Date:

(a) New Definitions. The following definitions are added to Section 1.1 of the Credit Agreement to read in their entirety as follows:

“Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among the Borrower, Guarantor, Administrative Agent and the Lenders.

“Fourth Amendment Effective Date” means January 16, 2018.

“Permitted Bond Hedge Transactions” means one or more call or capped call option transactions (or substantively equivalent derivative transactions) on the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) purchased by the Borrower from one or more financial institutions in connection with the issuance of any Permitted Convertible Indebtedness.

“Permitted Call Spread Transactions” means any Permitted Bond Hedge Transactions and any Permitted Warrant Transactions.

“Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the Borrower that is convertible into shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower.

“Permitted Warrant Transactions” means any call option or warrant transactions (or substantively equivalent derivative transactions) on the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) sold by the Borrower to one or more financial institutions substantially concurrently with any purchase by the Borrower of one or more related Permitted Bond Hedge Transactions.

(b) Amended Definitions. The following definitions contained in Section 1.1 of the Credit Agreement are amended, and as so amended, restated in their entirety as follows:

“Consolidated Total Indebtedness” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness of the Borrower and its Subsidiaries; provided, “Consolidated Total Indebtedness” shall not include Permitted Bond Hedge Transactions or Permitted Warrant Transactions.

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person (including, without limitation, Permitted Convertible Indebtedness);

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(b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, liabilities in respect of any indemnification obligation, adjustment of purchase price, earn-out, non-compete, or similar obligation of Borrower or the applicable Credit Party incurred in connection with the consummation of one or more Permitted Acquisitions to the extent required to be reflected as a liability on the Borrower’s balance sheet in accordance with GAAP), except trade payables arising in the ordinary course of business and repayable in accordance with customary trade practices, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and obligations in respect of Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(g) all obligations of any such Person in respect of Disqualified Equity Interests;

(h) all outstanding payment obligations with respect to Synthetic Leases;

(i) the outstanding attributed principal amount under any asset securitization program;

(j) all net obligations of such Person under any Hedge Agreements; and

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(k) all Guaranty Obligations of any such Person with respect to any of the foregoing.

provided, however, that “Indebtedness” shall not include Permitted Bond Hedge Transactions or Permitted Warrant Transactions.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. In respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the amount of such Indebtedness as of any date of determination will be the lesser of (x) the fair market value of such assets as of such date and (y) the amount of such Indebtedness as of such date. For the purposes of this Agreement, the amount of any Indebtedness shall include the initial principal amount of any Permitted Convertible Indebtedness, plus any increases thereon, minus only actual principal payments made in cash by the Borrower, and not any non-cash reductions that may be allowable under GAAP for balance sheet or other purposes.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including reasonable and documented attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Subsidiaries to the Lenders or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that any obligations under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, in each case, shall not constitute Obligations.

“Secured Hedge Agreement” means any Hedge between or among any Credit Party and any Hedge Bank; provided, however, that any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, in each case, shall not constitute a Secured Hedge Agreement.

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(c) Amendments to Section 9.1. Subsections (p) and (q) are amended, and as so amended, restated, and subsection (r) is added to Section 9.1 of the Credit Agreement to read in their entirety as follows:

(p) Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of the Borrower or its Subsidiaries to purchase or redeem Equity Interests or options of the Borrower permitted pursuant to Section 9.6(d)(iv); provided that the aggregate principal amount of all such Indebtedness shall not exceed $250,000 at any time outstanding;

(q) any Permitted Convertible Indebtedness; provided, that the aggregate principal amount of all such Indebtedness shall not exceed $250,000,000; and

(r) Unsecured Indebtedness of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

(d) Amendments to Section 9.3. Subsections (k) and (l) are amended, and as so amended, restated, and subsection (m) is added to Section 9.3 of the Credit Agreement to read in their entirety as follows:

(k) Investments (including debt obligations) received (but not purchased) in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(l) Investments in connection with any Permitted Call Spread Transactions; and

(m) other Investments so long as: (i) with respect to any such Investment, no Default shall exist immediately prior to or after giving effect to such Investment and any Indebtedness incurred in connection therewith, and (ii) the aggregate amount of all such Investments during any fiscal year of the Borrower shall not exceed $2,000,000.

(e) Amendment to Section 9.6. Subsection (c) to Section 9.6 of the Credit Agreement is amended, and as so amended, restated in its entirety as follows:

(c) the Borrower or any Subsidiary thereof may make payments, deliveries or distributions in connection with any Permitted Call Spread Transactions or Permitted Convertible Indebtedness. Without limiting the foregoing, the Borrower or any Subsidiary thereof may (a) enter into (including any payments of premiums in connection therewith) Permitted Bond Hedge Transactions and Permitted Warrant Transactions; (b) make any payment in connection with Permitted Convertible Indebtedness or Permitted Warrant Transactions by delivery of shares of its common stock upon settlement thereof (together with cash in lieu of fractional shares) or set-off, netting and/or payment of an early termination payment or similar payment thereunder upon any early termination or cancellation thereof; (c) make payments of interest required to be made pursuant to the terms of any Permitted Convertible Indebtedness; (d) make any payment in cash to holders of Permitted Convertible Indebtedness upon conversion, repurchase or redemption thereof; (e) make cash payments to satisfy obligations in respect of Permitted Warrant Transactions; and (f) receive shares of its own common stock and/or cash on account of settlements and/or terminations or cancellations of any Permitted Bond Hedge Transactions;

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(f) Amendment to Section 10.1. Subsection (f) to Section 10.1 of the Credit Agreement is amended by adding the following proviso to the end of clause (ii) thereof:

provided, however, that notwithstanding anything to the contrary in the foregoing, the satisfaction of any condition or the occurrence of any event that would permit the holders of Permitted Convertible Indebtedness to convert or require the repurchase of such Permitted Convertible Indebtedness (it being understood that, in the case of any requirement to repurchase such Permitted Convertible Indebtedness, any default in the payment of the repurchase price when and as required shall, if the amount of such repurchase price exceeds the Threshold Amount, be a default under the immediately preceding clause (i) notwithstanding this proviso) shall not constitute an Event of Default under clause (ii);

3. Extension for Joinder. Prior to the Fourth Amendment Effective Date, Borrower formed or acquired various new Subsidiaries, including Patrick Transportation, LLC, an Indiana limited liability company, Transport Indiana, LLC, an Indiana limited liability company, Structural Composites, LLC, an Indiana limited liability company, Larry Methvin Installation, Inc., a California corporation, Shower Enclosures America, Inc., a California corporation, All Counties Glass, Inc., a California corporation, All State Glass, Inc., a California corporation, KLS Doors, LLC, a California limited liability company, and Bathroom & Closet, LLC, a Nevada limited liability company (collectively, the “New Subsidiaries”). Pursuant to Section 8.14 of the Credit Agreement, within thirty (30) days after creation or acquisition, Borrower shall cause any new Domestic Subsidiary to (i) become a Subsidiary Guarantor, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary, (iii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 of the Credit Agreement, (iv) if the Equity Interests in such Domestic Subsidiary are certificated, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent. Effective as of the Fourth Amendment Effective Date, Administrative Agent and the Lenders waive any Event of Default that would be caused by Borrower’s failure to comply with Section 8.14 of the Credit Agreement with respect to the New Subsidiaries within thirty (30) days of the creation or acquisition thereof, and agree that the date for delivery of such documents, instruments and agreements required by Section 8.14 of the Credit Agreement with respect to the New Subsidiaries is hereby extended to March 17, 2018 (the “Extended Delivery Date”). The waiver set forth in this Section 3 is a one-time waiver and shall not be deemed to be a waiver by Administrative Agent or the Lenders of any other Event of Default, now existing or hereafter occurring. For the avoidance of doubt, failure to provide the documents, instruments and agreements required by Section 8.14 of the Credit Agreement with respect to the New Subsidiaries by the Extended Delivery Date shall constitute an Event of Default under the Credit Agreement.

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4. Representations of Borrower. Borrower represents and warrants to the Lenders and Administrative Agent as follows:

(a) (i) The execution, delivery and performance of this Fourth Amendment and all agreements and documents delivered pursuant hereto by Borrower have been duly authorized by all necessary corporate action and do not and will not violate (x) any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to Borrower or its articles of incorporation or bylaws, as applicable, or (y) result in a breach of or constitute a default under any material agreement, lease or instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by Borrower of this Fourth Amendment and all agreements and documents delivered pursuant hereto, other than consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) this Fourth Amendment and all agreements and documents delivered pursuant hereto by Borrower are the legal, valid and binding obligations of Borrower, as a signatory thereto, and enforceable against Borrower in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(b) After giving effect to the amendments contained in this Fourth Amendment, the representations and warranties contained in Article VII of the Credit Agreement are true and correct in all material respects on and as of the Fourth Amendment Effective Date with the same force and effect as if made on and as of the Fourth Amendment Effective Date, except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects, and except that the representation in Section 7.15 of the Credit Agreement shall be deemed to refer to the financial statements of Borrower most recently delivered to the Lenders and Administrative Agent prior to the Fourth Amendment Effective Date.

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(c) No Event of Default or, to the knowledge of Borrower, Default shall have occurred and be continuing under the Credit Agreement as of the Fourth Amendment Effective Date.

5. Consent and Representations of Guarantor. Guarantor represents and warrants to the Lenders and Administrative Agent as follows:

(a) Guarantor, by Guarantor’s execution of this Fourth Amendment, expressly consents to the execution, delivery and performance by Borrower, the Lenders and Administrative Agent of this Fourth Amendment and all agreements, instruments and documents delivered pursuant hereto, and agrees that neither the provisions of this Fourth Amendment nor any action taken or not taken in accordance with the terms of the this Fourth Amendment shall constitute a termination, extinguishment, release, or discharge of any of its obligations under the Amended and Restated Guaranty, dated as of April 28, 2015, executed by Guarantor in favor of the Lenders and Administrative Agent (as the same has been and may hereafter be amended and/or restated from time to time and at any time, the “Guaranty”), guaranteeing to the Lenders and Administrative Agent the payment of the Guaranteed Obligations (as such term is defined in the Guaranty) when due or provide a defense, set off, or counterclaim to it with respect to any Guarantor’s obligations under the Guaranty or any other Loan Documents. Guarantor affirms to the Lenders and Administrative Agent that the Guaranty is in full force and effect, is a valid and binding obligation of Guarantor and continues to secure and support the Guaranteed Obligations.

(b) (i) The execution, delivery and performance of this Fourth Amendment and all agreements and documents delivered pursuant hereto by Guarantor have been duly authorized by all necessary corporate action and do not and will not violate (x) any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to Guarantor, or its articles of incorporation or bylaws, as applicable, or (y) result in a breach of or constitute a default under any material agreement, lease or instrument to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by Guarantor of this Fourth Amendment and all agreements and documents delivered pursuant hereto, other than consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) this Fourth Amendment and all agreements and documents delivered pursuant hereto by Guarantor are the legal, valid and binding obligations of Guarantor, as a signatory thereto, and enforceable against Guarantor in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c) The request for and the grant of the confirmations, consents and waivers given herein shall not establish a course of conduct or dealing among the Lenders, Administrative Agent and Guarantor and shall not impose any obligation on the Lenders or Administrative Agent to consult with, notify or obtain the consent of the Guarantor in the future if the financial accommodations provided to the Borrower should be revised, amended or increased.

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6. Conditions. The obligation of the Lenders and Administrative Agent to execute and to perform this Fourth Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Fourth Amendment Effective Date (in the case of deliveries of executed documents, such condition shall be satisfied by delivery of an electronic copy, with delivery of originals to promptly follow):

(a) There shall exist no Event of Default or, to the knowledge of Borrower, Default.

(b) All liens in favor of the Administrative Agent, for the benefit of the Lenders, shall be in full force and effect with the required priority.

(c) This Fourth Amendment shall have been duly executed and delivered by Borrower and Guarantor to the Required Lenders and Administrative Agent.

7. Fees. Borrower shall promptly pay all costs and reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the negotiation, preparation and closing of this Fourth Amendment and the other documents and agreements delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of Faegre Baker Daniels LLP, special counsel to Administrative Agent.

8. Waiver of Defenses and Claims. In consideration of the financial accommodations provided to Borrower by the Lenders as contemplated by this Fourth Amendment, Borrower and Guarantor, jointly and severally, hereby waive, release, and forever discharge the Lenders and Administrative Agent from and against any and all rights, claims or causes of actions of Borrower or Guarantor against the Lenders or Administrative Agent arising from any Lender’s or Administrative Agent’s actions or inactions with respect to the Loan Documents or any security interest, lien or collateral in connection therewith as well as any and all rights of set off, defenses, claims, causes of action and any other bar to the enforcement of the Loan Documents which exist as of the Fourth Amendment Effective Date.

9. Binding on Successors and Assigns. All of the terms and provisions of this Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

10. Governing Law/Entire Agreement/Survival/Miscellaneous. This Fourth Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state and without giving effect to the choice or conflicts of laws principles of any other jurisdiction. This Fourth Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Fourth Amendment shall survive the execution and delivery of this Fourth Amendment, and shall not be affected by any investigation made by any person. The Credit Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

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11. Amendment of Other Loan Documents. All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified and amended by this Fourth Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time. The other Loan Documents are hereby modified and amended to the extent necessary to conform them to, or to cause them to accurately reflect, the terms of the Credit Agreement, as modified by this Fourth Amendment. Except as otherwise expressly provided herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents, as modified and amended by this Fourth Amendment, remain in full force and effect, and fully binding on the parties thereto and their respective successors and assigns.

12. Further Assurances. The parties shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of any other party to carry out the provisions and purposes of this Fourth Amendment.

13. Counterparts. This Fourth Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. In the event any party executes and delivers this Fourth Amendment via facsimile or electronic transmission, such party hereby agrees that for the purposes of enforcement and all applicable statutes, laws and rules, including, without limitation, the Uniform Commercial Code, rules of evidence and statutes of fraud: (i) the facsimile or electronic signature of such party shall constitute a binding signature of such party as a symbol and mark executed and adopted by such party with a present intention to authenticate this Fourth Amendment; (ii) the facsimile or electronic transmission of this Fourth Amendment shall constitute a writing signed by such party; and (iii) the facsimile or electronic transmission of this Fourth Amendment shall constitute an original of and best evidence of this Fourth Amendment.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective authorized signatories.

PATRICK INDUSTRIES, INC., as Borrower

By:	/s/ Joshua Boone
Name:	Joshua Boone
Title:	Vice President — Finance, Chief Financial Officer, Secretary and Treasurer

ADORN HOLDINGS, INC., as Guarantor

By:	/s/ Joshua Boone
Name:	Joshua Boone
Title:	Secretary and Treasurer

Signature Page to Fourth Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ David O’Neal
Name:	David O’Neal
Title:	Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Gregory J. Bosio
Name:	Gregory J. Bosio
Title:	Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Geoffrey R. Henry
Name:	Geoffrey R. Henry
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement

LAKE CITY BANK, as a Lender

By:	/s/ Gregory Brown
Name:	Gregory Brown
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement

1st SOURCE BANK, as a Lender

By:	/s/ Darran Teamor
Name:	Darran Teamor
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement

FIFTH THIRD BANK, as a Lender

By:	/s/ Craig Ellis
Name:	Craig Ellis
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Cassie Kim
Name:	Cassie Kim
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement